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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Finantra Capital, Inc. for the year ended December 31, 1998, to our report dated March 12, 1999, which appears on Page F-1 of the Annual Report on Form 10-KSB for the year ended December 31, 1998.



Boca Raton, Florida                    /s/ Daszkal, Bolton & Manela CPAs
Dated: March 30, 1999                 -----------------------------------
                                         Daszkal, Bolton & Manela CPAs